E1FXPY97
                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



The Contract and Certificate are hereby endorsed as follows:

In the section entitled Fixed Plus Account in Contract Schedule I:

  Replace the Minimum Guaranteed Interest Rate provision with the following:

    Minimum Guaranteed Interest Rate:

        3% (effective annual rate of return).

  Replace the Full Withdrawal provision with the following:

    Full Withdrawal:

        The Payment of Fixed Plus Account Full Withdrawal provision will be waived when the withdrawal is:

        a) Due to the Participant's death before Annuity payments begin and request for payment is received within six (6) months after the Participant's date of death;

        b)  Used to purchase Annuity benefits;

        c) When the amount in the Fixed Plus Account is $3,500 or less and no amount has been surrendered, transferred, taken as a loan or used to purchase Annuity benefits during the prior 12 months;

        d) Due to hardship from an unforeseeable emergency, as defined by the Code, if the following conditions are met:

            1)  the hardship is certified by the employer;

            2)  the amount is paid directly to the Participant ; and

            3) the amount paid for all withdrawals due to hardship during the previous 12 month period does not exceed 10% of the average value of all Accounts under the Contract during that same period; or

        e)  Due to separation from service with the employer, provided that:


            1) the employer certifies that the Participant has separated from service;

            2) the amount is withdrawn within one year from separation from service or, if withdrawn after one year from separation from service, the amount withdrawn is paid directly to the Participant; and

            3) the amount paid for all partial and full withdrawals due to separation from service during the previous 12 month period does not exceed 20% of the average value of all Accounts under the Contract during that same period.

Replace the section entitled Annuity Option 2 under Contract Schedule II with the following:

    Annuity Option 1:

        For amounts invested in the Fixed Account, GA Account or one or more of the Fund(s), the number of years must be at least five (5) and not more than thirty (30) and the Annuity may be a Fixed or Variable Annuity.

        For amounts invested in the Fixed Plus Account, the number of years must be at least five (5) and not more than thirty (30) and the Annuity must be a Fixed Annuity.



In the Annuity Provisions section of the Contract:

E1FXPY97

  Add the following to the Choices provision:
    c) At the request of the Owner, all or any portion of the amount allocated to a Fund may be transferred from any Fund to any other allowable Fund. During the Annuity period, the maximum number of allowable transfers in a calendar year is four. Aetna reserves the right to change the number of allowable transfers.

        Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna may establish a minimum transfer amount. Transfers will be processed as of the Valuation Date next following the date when a transfer request is received in good order at Aetna's Home Office.

  Revise paragraph e) under the Choices provision as follows:
    e) Once elected, an Annuity option may not be revoked, except for option 1 when elected on a variable basis.

  Replace  paragraph a) under Terms of Annuity Options with the following:
    a) No choice of any Annuity option may be made if the first payment would be less than $50 or if the total payments in a year would be less than $250.

  Replace the last sentence in paragraph b) under Terms of Annuity Options with the following:

        The Annuity rates for options 2 and 3 are based on mortality from 1983 Table a.

  Replace the first sentence in the Death Provision with the following:

    When an Annuitant dies under options 2 and 3, the present value of any remaining guaranteed payments will be paid in one sum or payments will continue at the direction of the Contract Holder, in accordance with the Plan.

  Delete the last paragraph in the Death Provision.

  Replace the Annuity Options provision with the following:

    Annuity Options:

        The Contract Holder may direct Aetna to make payments according to one of the following options.

        Option 1 -- Payments for a Stated Period of Time -- An Annuity will be paid for 5 to 30 years.

        If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested prior to the minumum number of years specified on Contract Schedule II, it will be subject to any withdrawal fee, if applicable (see Contract Schedule I).

        Option 2 -- Life Income Based on the Life of the Annuitant - Payments will be made until the death of the Annuitant. When this option is chosen, a choice from the following must be made:

        a) payments cease at the death of the Annuitant;

        b) payments may be guaranteed for 5 - 30 years; or

        c) cash refund: if the Annuitant dies, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a Fixed Annuity.

        Option 3 - Life Income Based Upon the Lives of Two Annuitants - An Annuity will be paid during the lives of the Annuitant and a joint Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

        a) 100% of the payment to continue after the first death;

        b) 66 2/3% of the payment to continue after the first death;

        c) 50% of the payment to continue after the first death;

        d) 100% of the payment to continue after the first death with a guarantee of 5 - 30 years;

        e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

        f) 100% of the payment to continue after the first death with a cash refund feature. If the Annuitant and joint Annuitant die, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a Fixed Annuity.

    If a Fixed Annuity is chosen under option 1, option 2 a) or b) or option 3 a) or d), the Participant may elect an annual increase of one, two or three percent compounded annually.

    Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.



    Replace the tables at the end of the Annuity Provisions section of the Contract and Certificate with the following tables:

                                                     OPTION 1

                                       Payments for a Stated Period of Time

                                     Amount of Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                          Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                        Monthly                                                    Monthly
           Years                        Payment                        Years                       Payment
----------------------------- ----------------------------- ---------------------------- ----------------------------

              5                           17.91                           18                          5.96
              6                           15.14                           19                          5.73
              7                           13.16                           20                          5.51
              8                           11.68                           21                          5.32
              9                           10.53                           22                          5.15
             10                            9.61                           23                          4.99
             11                            8.86                           24                          4.84
             12                            8.24                           25                          4.71
             13                            7.71                           26                          4.59
             14                            7.26                           27                          4.47
             15                            6.87                           28                          4.37
             16                            6.53                           29                          4.27
             17                            6.23                           30                          4.18

----------------------------- ----------------------------- ---------------------------- ----------------------------

                                                     OPTION 1

                                       Payments for a Stated Period of Time

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                        Monthly                                                    Monthly
           Years                        Payment                        Years                       Payment
----------------------------- ----------------------------- ---------------------------- ----------------------------

              5                           18.12                          18                          6.20
              6                           15.35                          19                          5.97
              7                           13.38                          20                          5.75
              8                           11.90                          21                          5.56
              9                           10.75                          22                          5.39
             10                            9.83                          23                          5.24
             11                            9.09                          24                          5.09
             12                            8.46                          25                          4.96
             13                            7.94                          26                          4.84
             14                            7.49                          27                          4.73
             15                            7.10                          28                          4.63
             16                            6.76                          29                          4.53
             17                            6.47                          30                          4.45


----------------------------- ----------------------------- ---------------------------- ----------------------------


                         Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                        Monthly                                                    Monthly
           Years                        Payment                        Years                       Payment
----------------------------- ----------------------------- ---------------------------- ----------------------------

              5                           18.74                          18                          6.94
              6                           15.99                          19                          6.71
              7                           14.02                          20                          6.51
              8                           12.56                          21                          6.33
              9                           11.42                          22                          6.17
             10                           10.51                          23                          6.02
             11                            9.77                          24                          5.88
             12                            9.16                          25                          5.76
             13                            8.64                          26                          5.65
             14                            8.20                          27                          5.54
             15                            7.82                          28                          5.45
             16                            7.49                          29                          5.36
             17                            7.20                          30                          5.28

----------------------------- ----------------------------- ---------------------------- ----------------------------

                                                     OPTION 2

                                                    Life Income

                                     Amount of Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                          Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                                 Payments Guaranteed for a Stated Period of Years

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
Adjusted Age of                                                                                           Cash
   Annuitant           None              5               10               15               20            Refund
----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

      50               $4.05            $4.05           $4.03            $3.99            $3.93           $3.89
      51                4.12             4.11            4.09             4.05             3.99            3.94
      52                4.19             4.19            4.16             4.11             4.04            4.00
      53                4.27             4.26            4.23             4.18             4.10            4.06
      54                4.35             4.34            4.31             4.25             4.16            4.12

      55                4.44             4.42            4.39             4.32             4.22            4.19
      56                4.53             4.51            4.47             4.40             4.29            4.26
      57                4.62             4.61            4.56             4.48             4.35            4.33
      58                4.72             4.71            4.65             4.56             4.42            4.41
      59                4.83             4.81            4.75             4.64             4.49            4.49

      60                4.95             4.93            4.86             4.73             4.55            4.57
      61                5.07             5.05            4.97             4.83             4.62            4.66
      62                5.20             5.17            5.08             4.92             4.69            4.76
      63                5.34             5.31            5.20             5.02             4.76            4.85
      64                5.49             5.45            5.33             5.12             4.83            4.96

      65                5.65             5.61            5.47             5.22             4.89            5.06
      66                5.82             5.77            5.61             5.33             4.96            5.18
      67                6.01             5.94            5.75             5.44             5.02            5.30
      68                6.20             6.13            5.91             5.54             5.08            5.42
      69                6.41             6.33            6.07             5.65             5.14            5.56

      70                6.64             6.54            6.23             5.76             5.19            5.70
      71                6.88             6.76            6.41             5.86             5.24            5.84
      72                7.14             7.00            6.59             5.97             5.28            6.00
      73                7.43             7.26            6.77             6.06             5.32            6.16
      74                7.73             7.53            6.96             6.16             5.35            6.33

      75                8.06             7.82            7.14             6.25             5.38            6.51

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 2

                                                    Life Income

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                 Payments Guaranteed for a Stated Period of Years

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------
     Adjusted
 Age of Annuitant          None                 5                  10                 15                  20
-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

       50                 $4.34              $4.34               $4.31              $4.27              $4.22
       51                  4.41               4.40                4.38               4.33               4.27
       52                  4.48               4.47                4.45               4.40               4.32
       53                  4.56               4.55                4.52               4.46               4.38
       54                  4.64               4.63                4.59               4.53               4.44

       55                  4.72               4.71                4.67               4.60               4.50
       56                  4.81               4.80                4.75               4.67               4.56
       57                  4.91               4.89                4.84               4.75               4.62
       58                  5.01               4.99                4.93               4.83               4.69
       59                  5.12               5.10                5.03               4.92               4.75

       60                  5.23               5.21                5.13               5.00               4.82
       61                  5.36               5.33                5.24               5.09               4.88
       62                  5.49               5.45                5.35               5.19               4.95
       63                  5.63               5.59                5.47               5.28               5.02
       64                  5.78               5.73                5.60               5.38               5.08

       65                  5.94               5.89                5.73               5.48               5.15
       66                  6.11               6.05                5.87               5.58               5.21
       67                  6.29               6.22                6.02               5.69               5.27
       68                  6.49               6.41                6.17               5.79               5.33
       69                  6.70               6.60                6.33               5.90               5.38

       70                  6.92               6.81                6.49               6.00               5.43
       71                  7.17               7.04                6.66               6.10               5.48
       72                  7.43               7.27                6.84               6.20               5.52
       73                  7.71               7.53                7.02               6.30               5.55
       74                  8.02               7.80                7.20               6.39               5.59

       75                  8.35               8.08                7.38               6.48               5.62

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 2

                                                    Life Income

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                                 Payments Guaranteed for a Stated Period of Years

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------
     Adjusted
 Age of Annuitant          None                 5                  10                 15                  20
-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

       50                 $5.26              $5.25               $5.22              $5.17              $5.11
       51                  5.33               5.32                5.28               5.23               5.15
       52                  5.40               5.38                5.34               5.29               5.20
       53                  5.47               5.45                5.41               5.35               5.26
       54                  5.54               5.53                5.48               5.41               5.31

       55                  5.63               5.61                5.56               5.47               5.36
       56                  5.71               5.69                5.63               5.54               5.42
       57                  5.80               5.78                5.72               5.61               5.47
       58                  5.90               5.88                5.81               5.69               5.53
       59                  6.01               5.98                5.90               5.77               5.59

       60                  6.12               6.09                6.00               5.85               5.65
       61                  6.24               6.21                6.10               5.93               5.71
       62                  6.37               6.33                6.21               6.02               5.77
       63                  6.51               6.46                6.33               6.11               5.83
       64                  6.66               6.60                6.45               6.20               5.89

       65                  6.82               6.75                6.57               6.30               5.95
       66                  6.99               6.91                6.71               6.39               6.01
       67                  7.17               7.08                6.85               6.49               6.06
       68                  7.36               7.27                6.99               6.59               6.12
       69                  7.57               7.46                7.15               6.69               6.17

       70                  7.80               7.67                7.30               6.78               6.21
       71                  8.05               7.89                7.47               6.88               6.25
       72                  8.31               8.13                7.64               6.97               6.29
       73                  8.59               8.38                7.81               7.06               6.33
       74                  8.90               8.64                7.99               7.15               6.36

       75                  9.23               8.93                8.16               7.23               6.38

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 3

                                          Life Income for Two Annuitants

                                     Amount of Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                          Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------------------- -------------- -------------- ------------- --------------- ------------- -------------
       Adjusted Ages
-----------------------------                                               Option 3d
  Annuitant        Second       Option 3a      Option 3b     Option 3c       10 Years      Option 3e     Option 3f
                 Annuitant                                                  Guaranteed
--------------- ------------- -------------- -------------- ------------- --------------- ------------- -------------

     55               50           $3.69          $4.05          $4.27         $3.69           $4.03         $3.69
     55               55            3.88           4.25           4.47          3.87            4.14          3.87
     55               60            3.99           4.44           4.71          3.98            4.20          3.98

     60               55            3.99           4.44           4.71          3.98            4.42          3.98
     60               60            4.24           4.71           4.99          4.23            4.57          4.23
     60               65            4.38           4.97           5.32          4.38            4.65          4.38

     65               60            4.38           4.97           5.32          4.38            4.93          4.38
     65               65            4.72           5.33           5.70          4.71            5.14          4.72
     65               70            4.93           5.68           6.15          4.91            5.27          4.91

     70               65            4.93           5.68           6.15          4.91            5.66          4.91
     70               70            5.40           6.21           6.70          5.36            5.96          5.38
     70               75            5.69           6.68           7.32          5.62            6.13          5.66

     75               70            5.69           6.68           7.32          5.62            6.67          5.66
     75               75            6.37           7.45           8.15          6.23            7.12          6.33
     75               80            6.78           8.11           8.99          6.54            7.36          6.71

--------------- ------------- -------------- -------------- ------------- --------------- ------------- -------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 3

                                          Life Income for Two Annuitants

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

---------------------------------- --------------- ---------------- ---------------- --------------- ----------------
          Adjusted Ages                                                                Option 3d
----------------- ----------------
   Annuitant          Second         Option 3a        Option 3b        Option 3c        10 Years        Option 3e
                     Annuitant                                                         Guaranteed
----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

      55                50              $3.97           $4.35            $4.56            $3.97           $4.31
      55                55               4.16            4.54             4.76             4.15            4.42
      55                60               4.27            4.73             5.00             4.26            4.48

      60                55               4.27            4.73             5.00             4.26            4.70
      60                60               4.51            4.99             5.27             4.50            4.84
      60                65               4.66            5.25             5.61             4.65            4.93

      65                60               4.66            5.25             5.61             4.65            5.22
      65                65               4.99            5.61             5.99             4.98            5.42
      65                70               5.19            5.97             6.44             5.17            5.54

      70                65               5.19            5.97             6.44             5.17            5.93
      70                70               5.67            6.49             6.99             5.62            6.23
      70                75               5.95            6.96             7.61             5.87            6.40

      75                70               5.95            6.96             7.61             5.87            6.95
      75                75               6.64            7.73             8.43             6.48            7.40
      75                80               7.04            8.39             9.29             6.79            7.64

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 3

                                          Life Income for Two Annuitants

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

---------------------------------- --------------- ---------------- ---------------- --------------- ----------------
          Adjusted Ages                                                                Option 3d
----------------- ----------------
   Annuitant          Second         Option 3a        Option 3b        Option 3c        10 Years        Option 3e
                     Annuitant                                                         Guaranteed
----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

      55                50              $4.88           $5.26            $5.48            $4.88           $5.23
      55                55               5.04            5.44             5.66             5.04            5.32
      55                60               5.15            5.63             5.91             5.14            5.38

      60                55               5.15            5.63             5.91             5.14            5.59
      60                60               5.37            5.87             6.16             5.37            5.72
      60                65               5.52            6.14             6.51             5.51            5.80

      65                60               5.52            6.14             6.51             5.51            6.10
      65                65               5.83            6.49             6.87             5.82            6.29
      65                70               6.04            6.84             7.34             6.00            6.41

      70                65               6.04            6.84             7.34             6.00            6.81
      70                70               6.49            7.35             7.87             6.44            7.08
      70                75               6.77            7.84             8.51             6.68            7.25

      75                70               6.77            7.84             8.51             6.68            7.81
      75                75               7.45            8.60             9.33             7.27            8.25
      75                80               7.86            9.28            10.20             7.57            8.49

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Endorsed and made a part of the Contract and Certificate effective on the date, after any required state approval, as of which it is issued by Aetna.


                                                     [GRAPHIC OMITTED]
                                                     President

                                                     /s/ Dan Kearney
                                                     President
E1FXPY97